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                                                                    Exhibit 23.4





                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-111516 of Kinross Gold Corporation on Form F-4 of our report relating to the consolidated financial statements of Crown Resources Corporation dated April 12, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" and Statement Financial Accounting Standards No. 145 "Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," described in
Note 1 and an explanatory paragraph relating to the restatement described in
Note 12), appearing in the Proxy Statement/Prospectus of Kinross Gold Corporation, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 21, 2004